Macquarie Infrastructure Company LLC

125 W. 55th Street New York, NY 10019 USA

Media Release

MACQUARIE INFRASTRUCTURE COMPANY REPORTS FULL YEAR 2007 FINANCIAL RESULTS

•	Cash Available for Distribution Increases 46.5% to $105 Million

•	Quarterly Dividend Increased to $0.635 Per Share

•	Performance Fees, Non-Cash Expenses Contribute to Net Loss

New York, NY - February 28, 2008 - Macquarie Infrastructure Company (NYSE: MIC), a leader in the ownership and operation of U.S. infrastructure businesses, reported consolidated revenue for the fourth quarter and full year 2007 of $263.7 million and $831.4 million, respectively. Revenue for the full year increased 60% over 2006.

MIC reported gross profit for 2007 of $351.5 million or an increase of 59% over 2006. Gross profit is an important measure of the profitability of our Company and its ability to maintain and, where possible, improve margins in its businesses.

The Company successfully refinanced the debt of two of its consolidated businesses during 2007. The improved terms of the refinanced facilities resulted in an increase in the average maturity of all operating company debt to 5.8 years at January 30, 2008. The weighted average cost of MIC’s operating company level debt decreased to 6.6%.

Expenses incurred in connection with the debt refinancing contributed to a net loss for the year ended December 31, 2007 of $52.1 million. In addition to $27.5 million of refinancing-related expenses, the Company also recorded a net $66.7 million of non-cash depreciation and amortization expenses and performance fees payable to its manager of $44.0 million.

Refinancing expenses other than the non-cash write-down of deferred financing costs were funded from proceeds of new debt facilities and did not impact distributable cash. Performance fees were reinvested in MIC LLC interests and did not impact distributable cash. For 2006 MIC reported net income of $49.9 million including $60.1 million in gains from the sale of certain assets, $65.2 million of non-cash depreciation and amortization expenses, and $4.1 million of performance fees payable to our manager that were reinvested in MIC LLC interests.

MIC’s estimated cash available for distribution (“CAD”) increased 46% to $105.0 million in 2007 from $71.7 million in 2006. CAD is a non-GAAP measure used by the Company to assess its ability to sustain and increase its quarterly dividends. MIC distributes substantially all CAD to investors, subject to maintaining prudent reserves in its businesses. CAD exceeded the sum of cash distributions made during 2007 by 7.2%.

On February 25, MIC’s board of directors approved a dividend of $0.635 per share for the fourth quarter of 2007. The dividend will be payable on March 10, 2008 to shareholders of record on March 5, 2008. The increase is the Company’s seventh consecutive step-up in quarterly dividends and is 11.4% more than the dividend paid in the fourth quarter of 2006.

“MIC’s businesses are providers of basic, everyday services. Their strong performance in both the fourth quarter and full year 2007, and our ability to once again increase our cash dividend, reflects the stable, defensive nature of the asset class” said Peter Stokes, Chief Executive Officer of Macquarie Infrastructure Company.

OPERATING BUSINESSES PERFORMANCE HIGHLIGHTS

MIC reports EBITDA and contribution margin, both of which are non-GAAP financial measures, as it considers them to be important indicators of overall performance. The attached tables provide a reconciliation of EBITDA to net income, and contribution margin to revenue. The Company believes that EBITDA, net of other non-cash and non-recurring items, also provides insight into the performance of certain of its operating companies and their ability to generate distributable cash. The reporting of contribution margin by the gas production and distribution business provides additional insight into the performance of that business net of changes in synthetic natural gas feedstock prices that typically are recovered in revenue.

•
Gross profit in the Company’s airport services business was $90.1 million and $276.7 million for the fourth quarter and full year 2007, respectively. Gross profit from all locations increased by 66% over the full year 2006. Gross profit generated at sites owned for more than 12 months increased by 11% for the full year.

o
Fuel sales and fuel-related services are the primary drivers of gross profit in the business. The airport services business reported increases in both the volume of general aviation fuel sold and the average margin on fuel sales. Margin improvement was driven by an increased proportion of transient customers who typically pay a higher margin on fuel relative to base tenants.

o
EBITDA generated by the airport services business increased to $26.1 million and $108.9 million in the fourth quarter and for the full year, respectively. The improvement is an increase of 54% over the full year 2006. Reported EBITDA for 2007 included a $9.8 million expense, “loss on extinguishment of debt,” incurred in connection with refinancing of the business’ debt facility in the fourth quarter. The expense was a non-cash write down of deferred financing costs and had no impact on distributable cash. EBITDA also included a $1.7 million non-cash loss stemming from the change in the value of interest rate hedges. Excluding the losses on derivatives and the write down of deferred financing costs, both of which are non-cash, EBITDA from existing locations would have increased by 14%.

o
In the December, 2007 quarter the business completed the sale of its fixed based operation (“FBO”) at the airport at South Lake Tahoe and the acquisition of the sole FBO at the airport at Rifle, Colorado. The Rifle FBO was acquired for $15.5 million in cash. The sale of South Lake Tahoe resulted in a non-cash loss on disposal of $760,000 in the fourth quarter. The business also entered into an agreement to acquire a portfolio of three FBOs for a total of $42.0 million including transaction related costs. The acquisition includes sites at Sun Valley, Idaho, and Farmington and Albuquerque, New Mexico. The Company expects the acquisition to close in the first quarter of 2008 and to be funded using proceeds drawn on the MIC Inc. level acquisition-related revolving credit facility.

•
In May, 2006, MIC acquired a 50% interest in the company that owns the fourth largest bulk liquid storage terminal business in the country. The business generated gross profit of $32.9 million and $120.1 million in the fourth quarter and for the full year 2007, respectively. The largest component, terminal gross profit or gross profit generated by storage related activities, increased by 21% over the full year 2006. Excluding the results of the IMTT-Quebec operations that were not consolidated in the business’ accounts in 2006, terminal gross profit increased by 16%. MIC does not consolidate the financial results of the bulk liquid storage terminal business with those of its controlled businesses.

o
The improved performance in the bulk liquid storage business was primarily the result of a 9.1% increase in average storage rental rates. Continued strong demand for storage allowed the business to increase rates in storage contracts that renewed during the year.

o
The bulk liquid storage terminal business paid MIC a total of $28.0 million in dividends in 2007 including a dividend of $7.0 million for the December quarter. MIC expects to receive cash dividends of $7.0 million per quarter from the business during 2008.

o
Cash flow from operations in the bulk liquid storage business increased to $91.4 million in 2007 or by 37% over 2006. Maintenance and environmental capital expenditures for the year totaled $31.6 million.

o
The bulk liquid storage business generated EBITDA of $14.2 million and $67.1 million in the fourth quarter and for the full year 2007. Reported EBITDA decreased by 20% compared to the full year 2006. The decrease reflects non-cash losses of $21.0 million on changes in the value of interest rate hedges and a $12.3 million non-recurring “make whole” payment (net present value of future interest and principal payments foregone by the lender) incurred in connection with refinancing the business’ debt. The refinancing expense was funded using a portion of the proceeds of a new debt facility and had no impact on distributable cash. Excluding these items, EBITDA for the full year would have increased by 21%.

o
The business has completed or committed to expansion projects having a total value of $322.0 million. Through year end the business had completed construction of and was generating revenue from 18 of 31 new tanks that are a part of the expansion at existing sites. A substantial portion of a new chemicals logistics center at Geismar, LA has also been completed. In addition, the business acquired a small facility at Joliet, IL for total consideration of $18.5 million. Including the acquisition, management expects that the expansion projects will produce an annualized incremental $48.3 million of gross profit and EBITDA beginning in 2009.

•
The Company’s gas production and distribution business generated a combined utility and non-utility contribution margin of $16.0 million and $61.1 million in the fourth quarter and for the full year 2007, respectively. Total contribution margin for the full year increased 6% over 2006. The increase was primarily the result of $4.1 million of customer credits that reduced revenue in 2006, offset by higher fuel cost adjustments. Utility therms (gas volume) sold and non-utility gallons sold both increased slightly compared to 2006.

o
The business generated full year EBITDA of $23.9 million, a 38% increase over 2006, on the increased contribution margin, partially offset by higher operating expenses. The increased expenses included primarily higher employee benefits costs and costs associated with a pipeline inspection program. Excluding non-cash losses on changes in the value of interest rate hedges, and the 2006 customer credits recovered from an acquisition-related escrow account, EBITDA would have decreased by 3% compared to 2006.

o
Gas products are used primarily for cooking, laundry (hot water, steam) and environmental lighting in Hawaii. As a result, demand and gross profit remain quite constant throughout both market cycles and seasons.

•
MIC’s district energy business reported gross profit of $3.1 million and $16.4 million in the quarter and for the full year 2007, respectively. Gross profit increased 16% over the full year 2006. The combination of inflation-based rate increases and warmer summer temperatures in Chicago in 2007 compared to 2006 contributed to the improved results.

o
EBITDA generated in the fourth quarter and for the full year was $3.6 million and $1.4 million, respectively. Reported EBITDA decreased 91% compared to 2006 as a result of a “make-whole” payment (net present value of future interest and principal payments foregone by the lender) and non-cash write-down of deferred financing costs together totaling $17.7 million. The expenses were incurred in connection with the successful refinancing of the long-term debt of the business in the third quarter. The make-whole expense of $14.7 million was funded with a portion of the proceeds of a new debt facility and had no impact on distributable cash generated by the business. Excluding these non-cash and non-recurring items, EBITDA would have increased by 24%.

o
During 2007 and year to date in 2008 the district energy business increased its net tons of cooling under contract by 6.5%. Delivery of the cooling will commence over a period of several years as the new buildings are completed.

•
Gross profit at the Company’s airport parking business was $3.0 million and $17.7 million in the fourth quarter and for the full year 2007, respectively. Full year gross profit decreased 18% year over year as improvement in average revenue per car was more than offset by non-cash expenses (depreciation, rent in excess of lease), higher operating expenses including for improved staffing and security, and lower overall customer volume.

o
EBITDA declined to $3.2 million and $15.5 million in the fourth quarter and for the full year 2007, respectively. Excluding non-cash losses resulting from the change in value of interest rate hedges, EBITDA would have been 24% lower than in 2006.

o
Average revenue per car out increased 4.8% in both the fourth quarter and for the full year 2007. The increase reflects both the strategic shift away from marketing to airline/Transportation Security Administration employees and success in attracting higher margin business and leisure travelers.

ESTIMATED CASH AVAILABLE FOR DISTRIBUTION

The Company believes that it can provide better insight into its ability to support its distributions by making certain adjustments to its “as reported” results. For example, its results under Generally Accepted Accounting Principles (“GAAP”) alone do not reflect all of the items that management considers in estimating distributable cash. The table below summarizes MIC’s estimated cash available for distribution (“CAD”), beginning with cash from operations and adjusted for certain dividend income and cash expenditures. Estimated cash available for distribution totaled $105.0 million for the year, a 46% increase over the $71.7 million reported for 2006.

($ Millions)	Total

Cash from operations	96.55

Cash from operations adjustments	14.25

Cash from investing and financing activities	11.79

Working capital	(17.57)

Estimated Cash Available for Distribution	105.03

MIC’s consolidated cash from operations more than doubled to $96.6 million in 2007, from $46.4 million in 2006. The increase in cash from operations was attributable to same site growth in the airport services and district energy businesses and contributions from successful acquisitions concluded during 2006 and 2007 by the airport services business. Cash from operations is the starting point for calculating estimated cash available for distribution.

•
Estimated CAD for 2007 is increased by a net $14.5 million of adjustments to cash from operations including primarily income tax refunds received by the airport services business, escrow recoveries by the gas production and distribution business and equity-funded acquisition integration expenses in the airport services business.

•
Estimated CAD for 2007 is increased by a net $11.8 million in cash from investing and financing activities. The increase reflects primarily the $28.0 million dividend received from the Company’s bulk liquid storage business that does not flow through earnings or cash from operations, offset by a net $14.4 million of capital expenditures paid in cash or accrued and a net $2.1 million in capital lease/debt paydowns and restricted cash releases.

•	Estimated CAD is reduced also by $17.6 million of net changes in working capital movements as normal changes in working capital are not considered when calculating CAD.

MIC estimates that cash available for distribution exceeded the sum of quarterly cash distributions made during 2007 by $7.1 million.

BUSINESS UPDATE AND OUTLOOK

Airport services business - The airport services business expects to complete the acquisition of the SevenBar FBOs in the first quarter. The contribution from additional sites at Sun Valley, Idaho and Albuquerque and Farmington, New Mexico is expected to be immediately yield accretive to MIC. The acquisition will be funded with a drawdown from the Company’s MIC Inc. level revolving credit facility.

MIC expects continued strong performance from its airport services business. General aviation aircraft manufacturers continue to report strong demand for new planes. The increased number of hours that general aviation aircraft are being flown is expected to continue to drive growth in the volume of fuel sold. Management of the airport services business believes that improved access to general aviation and the challenges facing commercial aviation associated with higher load levels, potential mainline carrier consolidation and security-related delays will result in the business being relatively insensitive to downturns in the broader economy.

Bulk liquid storage terminal business - The bulk liquid storage business is expected to continue to perform well as inflation escalators generate terminal revenue growth from existing contracts, expiring contracts are renewed at higher storage rates and storage tanks currently under construction become operational.

Construction of the Geismar facility remains on pace for completion in the second quarter of 2008. Strong fundamental drivers of growth, combined with the incremental increase in gross profit expected from growth capital expenditures including Geismar, are expected to support dividends in excess of the current fixed level following conversion to a variable dividend. In the first quarter of 2009 and thereafter MIC will receive a dividend equal to 50% of the bulk liquid storage terminal business’ cash from operations plus cash from financing activity less maintenance and environmental capital expenditures.

Gas production and distribution business - The fundamental driver of continued growth in the gas production and distribution business is population growth in Hawaii. MIC believes that the business will continue to be a stable source of distributable cash based on the basic nature of the products and services provided.

District energy business - The Company expects continued stable performance from its district energy business, assuming a historically normal level of demand for cooling during the summer of 2008. The business will increase saleable tons of cooling through expansion of chilling and pumping capacity and improvements in system hydrology. System expansion will be undertaken only when contracts for cooling have been signed and not on a speculative basis.

Airport parking business - Yield management strategies, including implementation of lot-level technology for tracking activity, are expected to continue to generate improvement in average revenue per car. The fundamental driver of the volume of cars out, the forecast rate of growth in the number of commercial enplanements nationally, remains intact at approximately 3.5% per year. We expect that effective marketing of the business will result in a comparable level of growth in cars out in the business.

OTHER

On February 28, 2008 MIC will re-file two Statements of Beneficial Ownership (SEC Form 4) that had been previously filed in a timely manner but mistakenly under Macquarie Infrastructure Company Trust in November 2007 and posted on MIC’s website at that time.

CONFERENCE CALL AND WEBCAST

When: MIC has scheduled a conference call for 11:00 a.m. Eastern Standard Time on February 28, 2008 to review its fourth quarter and full year results.

How: To listen to the conference call, please dial +1(888) 637-7734 (domestic) or +1(913) 312-0718 (international), at least 10 minutes prior to the scheduled start time. Interested parties can also listen to the live call via webcast at www.macquarie.com/mic/. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.

Slides: MIC has prepared slides in support of its conference call presentation. The slides will be available for downloading from the MIC website the morning of February 28, 2008. A link to the slides will be located in the “Latest News” section of the MIC homepage.

Replay: For interested individuals unable to listen to the live conference call, a replay will be available through March 13, 2008, at +1(888) 203-1112 (domestic) or +1(719) 457-0820 (international), Passcode: 2109384. An online archive of the webcast will be available on the MIC website for one year.

ABOUT MACQUARIE INFRASTRUCTURE COMPANY

Macquarie Infrastructure Company owns, operates and invests in a diversified group of infrastructure businesses, which provide basic, everyday services, to customers in the United States. Its businesses consist of an airport services business, a 50% indirect interest in a bulk liquid storage terminal business, a gas production and distribution business, a district energy business, and an airport parking business. The Company is managed by a wholly-owned subsidiary of Macquarie Group. For additional information, please visit the Macquarie Infrastructure Company website at WWW.MACQUARIE.COM/MIC.

FORWARD LOOKING STATEMENTS

This filing contains forward-looking statements. We may, in some cases, use words such as "project”, "believe”, "anticipate”, "plan”, "expect”, "estimate”, "intend”, "should”, "would”, "could”, "potentially”, or "may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this report are subject to a number of risks and uncertainties, some of which are beyond our control including, among other things: our ability to successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, service, comply with the terms of and refinance debt, and implement our strategy, our shared decision-making with co-investors over investments including the distribution of dividends, our regulatory environment establishing rate structures and monitoring quality of service, changes in general economic or business conditions, demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, automobile usage, fuel and gas costs, our ability to recover increases in costs from customers, reliance on sole or limited source suppliers, foreign exchange fluctuations, risks or conflicts of interests involving our relationship with the Macquarie Group, environmental risks and changes in U.S. federal tax law.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which we are not currently aware could also cause our actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

“Macquarie Group” refers to the Macquarie Group of companies, which comprises Macquarie Group Limited and its worldwide subsidiaries and affiliates. Macquarie Infrastructure Company LLC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia) and its obligations do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of Macquarie Infrastructure Company LLC. MIC-G

Investor enquiries Jay A. Davis Investor Relations Macquarie Infrastructure Company (212) 231-1825	Media enquiries Alex Doughty Corporate Communications Macquarie Infrastructure Company (212) 231-1710

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED BALANCE SHEETS

	December 31, 2007	December 31, 2006
	($ in thousands)
Assets
Current assets:
Cash and cash equivalents	$57,473	$37,388
Restricted cash	1,335	1,216
Accounts receivable, less allowance for doubtful accounts
of $2,380 and $1,435, respectively	94,541	56,785
Dividends receivable	7,000	7,000
Other receivables	445	87,973
Inventories	18,219	12,793
Prepaid expenses	10,418	6,887
Deferred income taxes	9,330	2,411
Income tax receivable	-	2,913
Fair value of derivative instruments	47	632
Other	11,659	14,968

Total current assets	210,467	230,966

Property, equipment, land and leasehold improvements, net	674,952	522,759

Restricted cash	19,363	23,666
Equipment lease receivables	38,834	41,305
Investment in unconsolidated business	211,606	239,632
Goodwill	770,108	485,986
Intangible assets, net	857,345	526,759
Deferred costs on acquisitions	278	579
Deferred financing costs, net of accumulated amortization	28,040	20,875
Fair value of derivative instruments	-	2,252
Other	2,036	2,754

Total assets	$2,813,029	$2,097,533

Liabilities and members'/stockholders’ equity
Current liabilities:
Due to manager - related party	$5,737	$4,284
Accounts payable	59,303	29,819
Accrued expenses	31,184	19,780
Current portion of notes payable and capital leases	5,094	4,683
Current portion of long-term debt	162	3,754
Fair value of derivative instruments	14,224	3,286
Customer deposits	9,481	2,127
Other	8,330	4,406

Total current liabilities	133,515	72,139

Notes payable and capital leases, net of current portion	2,964	3,135
Long-term debt, net of current portion	1,426,494	959,906
Deferred income taxes	202,683	163,923
Fair value of derivative instruments	42,832	453
Other	30,817	25,371

Total liabilities	1,839,305	1,224,927

Minority interests	7,172	8,181

Members’/stockholders' equity:
LLC interests, no par value; 500,000,000 authorized; 44,938,380 LLC interests issued and outstanding at December 31, 2007 and
Trust Stock, no par value; 500,000,000 authorized; 37,562,165 trust
stock issued and outstanding at December 31, 2006	1,052,062	864,233
Accumulated other comprehensive (loss) income	(33,055)	192
Accumulated deficit	(52,455)	-

Total members’/stockholders' equity	966,552	864,425

Total liabilities and members’/stockholders' equity	$2,813,029	$2,097,533

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	($ in thousands, except per share amounts)

Revenue
Revenue from product sales	$445,852	$262,432	$142,785
Revenue from product sales - utility	95,770	50,866	-
Service revenue	284,860	201,835	156,655
Financing and equipment lease income	4,912	5,118	5,303

Total revenue	831,394	520,251	304,743

Costs and expenses
Cost of product sales	302,283	192,399	84,480
Cost of product sales - utility	64,371	14,403	-
Cost of services	113,203	92,542	82,160
Selling, general and administrative	193,887	120,252	82,636
Fees to manager - related party	65,639	18,631	9,294
Depreciation	20,502	12,102	6,007
Amortization of intangibles	35,258	43,846	14,815

Total operating expenses	795,143	494,175	279,392

Operating income	36,251	26,076	25,351

Other income (expense)
Dividend income	-	8,395	12,361
Interest income	5,963	4,887	4,064
Interest expense	(81,653)	(77,746)	(33,800)
Loss on extinguishment of debt	(27,512)	-	-
Equity in (losses) earnings and amortization
charges of investees	(32)	12,558	3,685
Loss on derivative instruments	(1,220)	(1,373)	-
Gain on sale of equity investment	-	3,412	-
Gain on sale of investment	-	49,933	-
Gain on sale of marketable securities	-	6,738	-
Other (expense) income, net	(815)	594	123
Net (loss) income before income taxes and
minority interests	(69,018)	33,474	11,784
Benefit for income taxes	16,483	16,421	3,615

Net (loss) income before minority interests	(52,535)	49,895	15,399

Minority interests	(481)	(23)	203

Net (loss) income	$(52,054)	$49,918	$15,196

Basic (loss) earnings per share:	$(1.27)	$1.73	$0.56
Weighted average number of shares
outstanding: basic	40,882,067	28,895,522	26,919,608
Diluted (loss) earnings per share:	$(1.27)	$1.73	$0.56
Weighted average number of shares
outstanding: diluted	40,882,067	28,912,346	26,929,219
Cash distributions declared per share	$2.385	$2.075	$1.5877

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED STATEMENTS OF MEMBERS'/STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME (LOSS)

	Trust stock and LLC interests
	Number of Shares	Amount	Accumulated Gain (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Members'/ Stockholders' Equity
	($ in thousands, except per share amounts)

Balance at December 31, 2004	26,610,100	$613,265	$(17,588)	$619	$596,296
Issuance of trust stock to manager	433,001	12,088	-	-	12,088
Issuance of trust stock to independent directors	7,644	191	-	-	191
Adjustment to offering costs	-	427	-	-	427
Distributions to trust stockholders (comprising $1.5877 per share					-
paid on 27,050,745 shares)	-	(42,948)	-	-	(42,948)
Other comprehensive income (loss):					-
Net income for the year ended December 31, 2005	-	-	15,196	-	15,196
Translation adjustment	-	-	-	(16,160)	(16,160)
Unrealized gain on marketable securities	-	-	-	2,106	2,106
Change in fair value of derivatives, net of taxes of $1,707	-	-	-	469	469
Total comprehensive income for the year ended
December 31, 2005					1,611
Balance at December 31, 2005	27,050,745	$583,023	$(2,392)	$(12,966)	$567,665

Issuance of trust stock, net of offering costs	10,350,000	291,104	-	-	291,104
Issuance of trust stock to manager	145,547	4,134	-	-	4,134
Issuance of trust stock to independent directors	15,873	450	-	-	450
Distributions to trust stockholders (comprising $0.50 per share paid on 27,050,745 and 27,066,618 shares, $0.525 per share
paid on 27,212,165 shares and $0.55 per share paid on
37,562,165 shares)	-	(14,478)	(47,526)	-	(62,004)
Other comprehensive income (loss):
Net income for the year ended December 31, 2006	-	-	49,918	-	49,918
Translation adjustment	-	-	-	13,597	13,597
Translation adjustment reversed upon sale of foreign
investments	-	-	-	1,708	1,708
Change in fair value of derivatives, net of taxes of $832	-	-	-	1,462	1,462
Change in fair value of derivatives reversed upon sale of
foreign investments	-	-	-	(1,927)	(1,927)
Unrealized gain on marketable securities	-	-	-	7,416	7,416
Realized gain on marketable securities	-	-	-	(9,285)	(9,285)
Change in post-retirement benefit plans, net of taxes of $118	-	-	-	187	187
Total comprehensive income for the year ended
December 31, 2006					63,076
Balance at December 31, 2006	37,562,165	$864,233	$-	$192	$864,425

Issuance of LLC interests, net of offering costs	6,165,871	241,330	-	-	241,330
Issuance of LLC interests to manager	1,193,475	43,962	-	-	43,962
Issuance of LLC interests to independent directors	16,869	450	-	-	450
Distributions to trust stockholders and holders of LLC interests					-
(comprising $0.57 per share paid on 37,562,165 shares, $0.59					-
per share paid on 37,562,165 shares, $0.605 per share paid on					-
43,766,877 shares and $0.62 per share paid on 44,938,380 shares)	-	(97,913)	-	-	(97,913)
Other comprehensive income (loss):
Net loss for the year ended December 31, 2007	-	-	(52,054)	-	(52,054)
Retained earnings adjustment relating to income taxes (FIN 48)	-	-	(401)	-	(401)
Change in fair value of derivatives, net of taxes of $21,702	-	-	-	(30,731)	(30,731)
Reclassification of realized gains and losses of derivatives into					-
earnings, net of taxes of $1,905	-	-	-	(2,855)	(2,855)
Change in post-retirement benefit plans, net of taxes of $218	-	-	-	339	339
Total comprehensive loss for the year ended
December 31, 2007					(85,702)
Balance at December 31, 2007	44,938,380	$1,052,062	$(52,455)	$(33,055)	$966,552

MACQUARIE INFRASTRUCTURE COMPANY LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005
	($ in thousands)
Operating activities
Net (loss) income	$(52,054)	$49,918	$15,196
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	31,515	21,366	14,098
Amortization of intangible assets	35,258	43,846	14,815
Equity in losses (earnings) and amortization charges of investees	32	(12,558)	(3,685)
Equity distributions from investees	-	8,265	3,685
Gain on sale of equity investment	-	(3,412)	-
Gain on sale of investments	-	(49,933)	-
Gain on sale of marketable securities	-	(6,738)	-
Amortization of debt financing costs	6,202	6,178	6,290
Non-cash derivative (gain) loss, net of non-cash interest expense	(2,563)	5,879	(4,166)
Performance fees settled in trust stock and LLC interests	43,962	4,134	-
Equipment lease receivable, net	2,531	1,880	1,677
Deferred rent	2,466	2,475	2,308
Deferred taxes	(22,255)	(14,725)	(5,695)
Other non-cash expenses, net	2,940	1,814	1,062
Non-operating losses relating to foreign investments	3,437	-	-
Loss on extinguishment of debt	27,512	-	-
Accrued interest expense on subordinated debt - related party	-	1,087	1,003
Accrued interest income on subordinated debt - related party	-	(430)	(399)
Changes in other assets and liabilities, net of acquisitions:
Restricted cash	(119)	4,216	(462)
Accounts receivable	(12,263)	(5,330)	(7,683)
Dividend receivable	-	2,356	(651)
Inventories	(3,291)	352	(178)
Prepaid expenses and other current assets	675	(4,601)	(39)
Due to manager - related party	1,453	1,647	2,419
Accounts payable and accrued expenses	23,814	(9,954)	1,882
Income taxes payable	5,006	(3,213)	-
Other, net	2,292	1,846	267
Net cash provided by operating activities	96,550	46,365	41,744

Investing activities
Acquisitions of businesses and investments, net of cash acquired	(704,171)	(845,085)	(182,427)
Deferred costs on acquisitions	(18)	(279)	(14,746)
Goodwill adjustment - cash received	-	-	694
Costs of dispositions	(322)	-	-
Proceeds from sale of equity investment	84,904	-	-
Proceeds from sale of investment	160	89,519	-
Proceeds from sale of marketable securities	-	76,737	-
Collection on notes receivable	-	-	358
Settlements of non-hedging derivative instruments	(2,530)	-	-
Purchases of property and equipment	(50,877)	(18,409)	(6,743)
Return of investment in unconsolidated business	28,000	10,471	1,803
Proceeds received on subordinated loan - related party	-	850	914
Other	844	-	-
Net cash used in investing activities	(644,010)	(686,196)	(200,147)

Financing activities
Proceeds from issuance of trust stock and LLC interests	252,739	305,325	-
Contributions received from minority shareholders	-	-	1,442
Proceeds from long-term debt	1,356,625	537,000	390,742
Proceeds from line-credit facility	11,560	455,957	850
Offering and equity raise costs	(11,392)	(14,220)	(1,844)
Distributions paid to trust stockholders and holders of LLC interests	(97,913)	(62,004)	(42,948)
Distributions paid to minority shareholders	(528)	(736)	(1,219)
Payment of long-term debt	(904,654)	(638,356)	(197,170)
Debt financing costs	(26,247)	(14,217)	(11,350)
Make-whole payment on debt refinancing	(14,695)	-	-
Restricted cash	4,303	(4,228)	(2,362)
Payment of notes and capital lease obligations	(2,252)	(2,193)	(1,605)
Acquisition of swap contract	-	-	(689)
Net cash provided by financing activities	567,546	562,328	133,847

Effect of exchange rate changes on cash	(1)	(272)	(331)

Net change in cash and cash equivalents	20,085	(77,775)	(24,887)

Cash and cash equivalents, beginning of year	37,388	115,163	140,050

Cash and cash equivalents, end of year	$57,473	$37,388	$115,163

Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:

Accrued acquisition and equity offering costs	$1,208	$3	$-

Accrued purchases of property and equipment	$1,647	$1,438	$384

Acquisition of equipment through capital leases	$30	$2,331	$3,270

Issuance of trust stock and LLC interests to manager for payment of performance fees	$43,962	$4,134	$12,088

Issuance of trust stock and LLC interests to independent directors	$450	$269	$191

Taxes paid	$3,784	$1,835	$2,610

Interest paid	$92,835	$65,967	$30,902

A reconciliation of net (loss) income to EBITDA, on a consolidated basis is provided below:

	Year Ended December 31,			Change (from 2006 to 2007)		Change (from 2005 to 2006)
	2007	2006	2005	$	%	$	%
	($ in thousands)

Net (loss) income	$(52,054)	$49,918	$15,196	(101,972)	NM	34,722	NM
Interest expense, net	75,690	72,859	29,736	(2,831)	(3.9)	(43,123)	(145.0)
Income tax benefit	(16,483)	(16,421)	(3,615)	62	0.4	12,806	NM
Depreciation (1)	20,502	12,102	6,007	(8,400)	(69.4)	(6,095)	(101.5)
Depreciation - cost of services (1)	11,013	9,264	8,091	(1,749)	(18.9)	(1,173)	(14.5)
Amortization (2)	35,258	43,846	14,815	8,588	19.6	(29,031)	(196.0)
EBITDA	$73,926	$171,568	$70,230	(97,642)	(56.9)	101,338	144.3

NM - Not meaningful

(1) Depreciation - cost of services includes depreciation expense for our district energy business and airport parking business, which are reported in cost of services in our consolidated statements of operations. Depreciation and Depreciation - cost of services does not include step-up depreciation expense of $6.9 million and $4.6 million in connection with our investment in IMTT for the years ended December 31, 2007 and 2006, respectively, which is reported in equity in (losses) earnings and amortization charges of investees in our statements of operations.
(2) Does not include step-up amortization expense related to intangible assets in connection with our investment in IMTT of $1.1 million and $756,000 for the years ended December 31, 2007 and 2006, respectively. Also, does not include step-up amortization expense related to intangible assets in connection with our prior investment in the toll road business of $3.9 million and $3.8 million for years ended December 31, 2006 and 2005, respectively. These are both reported in equity in (losses) earnings and amortization charges of investees in our statements of operations.

A reconciliation of EBITDA to net (loss) income, on a segment basis, and contribution margin to revenue for the gas production and distribution business is provided below.

Note: All $ are in millions. Totals may not foot due to rounding.

AIRPORT SERVICES BUSINESS	Quarter Ended December 31, 2007
	Existing Locations				Total
	2007	2006	Change	Acquisitions	2007	2006	Change
	$	$	%	$	$	$	%

Revenue
Fuel	78.14	67.91	15.1	45.07	123.20	67.93	81.4
Non-Fuel	31.38	28.23	11.1	32.64	64.01	28.23	126.7
Total Revenue	109.51	96.14	13.9	77.70	187.22	96.16	94.7

Gross Profit
Fuel	26.97	27.03	(0.2)	8.60	35.57	27.03	31.6
Non-Fuel	28.05	25.74	9.0	26.53	54.58	25.74	112.1
Total Gross Profit	55.02	52.77	4.3	35.13	90.14	52.76	70.8

Loss on Extinguishment of Debt	(6.95)	-	NM	(2.85)	(9.80)	-	NM

Unrealized Gains (Losses) on Derivatives	0.12	(2.05)	106.0	0.25	0.37	(2.05)	118.1

Loss on disposal (included in other expense)	(0.76)	-	NM	-	(0.76)	-	NM

Reconciliation of net income (loss) to EBITDA
Net Income (loss)	(2.74)	6.48		(0.31)	(3.05)	6.48
Interest Expense, Net	10.29	4.07		4.10	14.39	4.07
Provision (benefit) for income taxes	(1.80)	1.71		(0.21)	(2.00)	1.71
Depreciation and amortization	9.59	8.36		7.19	16.78	8.36
EBITDA	15.33	20.62	(25.6)	10.77	26.12	20.62	(26.7)

	Year Ended December 31, 2007
	Existing Locations				Total
	2007	2006	Change	Acquisitions	2007	2006	Change
	$	$	%	$	$	$	%

Revenue
Fuel	237.85	225.57	5.4	133.40	371.25	225.57	64.6
Non-Fuel	101.66	87.31	16.4	61.43	163.09	87.31	86.8
Total Revenue	339.51	312.88	8.5	194.83	534.34	312.88	70.8

Gross Profit
Fuel	92.38	87.69	5.4	41.76	134.14	87.69	53.0
Non-Fuel	92.02	78.81	16.8	50.50	142.52	78.81	80.8
Total Gross Profit	184.41	166.49	10.8	92.25	276.66	166.49	66.2

Loss on Extinguishment of Debt	(6.95)	-	NM	(2.85)	(9.80)	-	NM

Unrealized Gains (Losses) on Derivatives	(1.91)	(2.42)	21.1	0.25	(1.66)	(2.42)	31.4

Loss on disposal (included in other expense)	(0.76)	-	NM	-	(0.76)	-	NM

Reconciliation of net income to EBITDA
Net Income	11.85	13.53		1.21	13.06	13.53
Interest Expense, Net	28.30	25.66		14.26	42.56	25.66
Provision for income taxes	7.78	6.30		0.80	8.58	6.30
Depreciation and amortization	26.34	25.28		18.42	44.75	25.28
EBITDA	74.27	70.77	4.9	36.69	108.96	70.77	53.9

BULK LIQUID STORAGE BUSINESS
	Quarter Ended December 31, 2007			Year Ended December 31, 2007
	2007	2006	Change	2007	2006	Change
	$	$	%	$	$	%

Revenue
Terminal	69.27	54.55	27.0	250.73	206.87	21.2
Enviromental Response	5.97	3.50	70.7	24.46	18.60	31.5
Total Revenue	75.24	58.05	29.6	275.20	225.47	22.1

Gross Profit
Terminal	31.76	28.17	12.7	115.01	94.77	21.3
Environmental Response	1.16	0.78	49.7	5.13	6.66	(23.0)
Total Gross Profit	32.92	28.95	13.7	120.13	101.43	18.4

Loss on Extinguishment of Debt	0.00	0.00	NM	(12.34)	0.00	NM

Unrealized Gains (Losses) on Derivatives	(12.98)	0.56	NM	(21.02)	1.93	NM

Reconciliation of net income to EBITDA
Net Income	0.98	5.52		9.63	20.61
Interest Expense, Net	3.74	3.41		14.35	15.76
Provision for income taxes	(0.03)	5.98		7.08	16.56
Depreciation and Amortization	9.55	8.29		36.03	31.06
EBITDA	14.24	23.21	(39.6)	67.08	83.99	(20.1)

GAS PRODUCTION AND DISTRIBUTION BUSINESS
	Quarter Ended December 31, 2007			Year Ended December 31, 2007
	2007	2006	Change	2007	2006	Change
	$	$	%	$	$	%

Revenue
Utility	26.79	24.04	11.4	95.77	93.60	2.3
Non-utility	20.57	16.64	23.6	74.60	67.26	10.9
Total Revenue	47.36	40.68	16.4	170.37	160.86	5.9

Cost of Revenue
Utility	18.51	15.85	(16.8)	64.37	63.22	(1.8)
Non-utility	12.83	9.67	(32.6)	44.91	40.03	(12.2)
Total Cost of Revenue	31.34	25.53	(22.8)	109.28	103.25	(5.8)

Contribution Margin
Utility	8.28	8.19	1.1	31.40	30.38	3.4
Non-utility	7.74	6.97	11.1	29.69	27.23	9.0
Total Contribution Margin	16.02	15.16	5.7	61.09	57.61	6.0

Production	1.24	1.32	6.6	4.91	4.72	(4.1)

Transmission and Distribution	4.62	3.68	(25.4)	15.35	14.11	(8.8)

Unrealized Gains (Losses) on Derivatives	(0.03)	0.24	114.4	(0.43)	(3.72)	88.4

Reconciliation of income before taxes to EBITDA
Income before taxes	2.08	2.62		7.96	2.59
Interest Expense, Net	2.38	2.26		9.20	8.67
Depreciation and amortization	1.69	1.65		6.74	6.09
EBITDA	6.16	6.53	5.6	23.89	17.35	37.7

DISTRICT ENERGY
	Quarter Ended December 31, 2007			Year Ended December 31, 2007
	2007	2006	Change	2007	2006	Change
	$	$	%	$	$	%

Revenue
Capacity	4.78	4.56	4.9	18.85	17.41	8.3
Consumption	3.45	2.05	68.4	22.88	17.90	27.8
Lease and Other	1.98	2.05	(3.4)	7.78	8.28	(6.1)
Total Revenue	10.22	8.66	18.0	49.51	43.59	13.6

Direct Expenses
Electricity	2.57	1.58	(62.2)	15.42	12.25	(26.0)
Other	4.55	4.28	(6.4)	17.70	17.16	(3.1)
Total Direct Expenses	7.12	5.86	(21.4)	33.12	29.41	(12.6)

Gross Profit	3.10	2.80	10.7	16.39	14.18	15.6

Extinguishment of Debt	-	-	NM	(17.71)	-	NM

Reconciliation of net income (loss) to EBITDA
Net Income (loss)	6.14	0.40		(9.26)	1.10
Interest Expense, Net	2.51	2.05		9.01	8.33
Provision (benefit) for income taxes	(6.86)	(1.33)		(5.49)	(1.10)
Depreciation and amortization	1.82	1.78		7.16	7.08
EBITDA	3.61	2.90	24.5	1.42	15.41	(90.8)

AIRPORT PARKING
	Quarter Ended December 31, 2007			Year Ended December 31, 2007
	2007	2006	Change	2007	2006	Change
	$	$	%	$	$	%

Total Revenue	18.89	19.14	(1.3)	77.18	76.06	1.5
Direct Expenses	15.91	13.98	(13.8)	59.52	54.64	(8.9)
Gross Profit	2.98	5.17	(42.3)	17.66	21.43	(17.6)

Unrealized Gains (Losses) on Derivatives	0.08	(0.93)	NM	0.14	(0.72)	NM

Reconciliation of net (loss) income to EBITDA
Net (loss) Income	(1.94)	(13.30)		(4.81)	(14.38)
Interest Expense, Net	4.02	3.96		16.04	17.05
Provision for income taxes	(1.55)	(11.58)		(3.83)	(12.36)
Depreciation and amortization	2.64	25.16		8.12	29.12
EBITDA	3.17	4.25	(25.3)	15.52	19.42	(20.1)